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                                                                    Exhibit 23.1


              Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the caption "Selected Financial Data" and under the caption "Experts" and to the use of our reports dated July 31, 1997 (except Note 9, as to which the date is December 4, 1997), in the Registration Statement (Form S-1 No. 333-_______ ) and related Prospectus of Erols Internet, Inc. for the registration of 2,917,000 shares of its common stock.



Vienna, Virginia
December 4, 1997                                       /s/ Ernst & Young LLP